Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 15, 1999 and to all references to our firm, included in this Form 8-K/A, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-59041, 333-59043, 333-47433, 333-03769, 333-03771 and 333-09549) and on Form S-3 (File No. 333-34345).


/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 12, 1999